Exhibit 8.1

1700 K Street, NW, Fifth Floor Washington, D.C. 20006-3817 PHONE 202.973.8800 FAX 202.973.8899 www.wsgr.com

                    , 2015

MaxLinear, Inc.

5966 La Place Court, Suite 100

Carlsbad, CA 92008

Ladies and Gentlemen:

We have acted as counsel to MaxLinear, Inc., a Delaware corporation (“MaxLinear”), in connection with the preparation and execution of the Agreement and Plan of Merger and Reorganization, dated as of February 3, 2015, by and among MaxLinear, Excalibur Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of MaxLinear (“Merger Sub One”), Excalibur Subsidiary, LLC, a Delaware limited liability company and a wholly-owned subsidiary of MaxLinear (“Merger Sub Two”) and Entropic Communications, Inc., a Delaware corporation (“Entropic”) (the “Agreement”).

Pursuant to the Agreement, (i) Merger Sub One will be merged with and into Entropic (the “First Step Merger”), with Entropic continuing as the surviving entity of the First Step Merger and as a wholly-owned subsidiary of MaxLinear and (ii) as soon as practicable following the First Step Merger and as the second step in a single integrated transaction with the First Step Merger, MaxLinear will cause Entropic to merge with and into Merger Sub Two, a disregarded entity for U.S. federal income tax purposes, with Merger Sub Two continuing as the surviving entity (the “Second Step Merger,” and taken together with the First Step Merger, the “Merger”). The Merger and certain other matters contemplated by the Agreement are described in the Registration Statement on Form S-4 (the “Registration Statement”) of MaxLinear, which includes the information/proxy statement-prospectus relating to the Merger (the “Proxy Statement-Prospectus”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof, (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Proxy Statement-Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by MaxLinear, Merger Sub One, Merger Sub Two and Entropic in the Agreement or the Proxy Statement-Prospectus; (iii) the continuing truth and accuracy at all times through the Effective Time of

AUSTIN    BEIJING    BRUSSELS    HONG KONG    LOS ANGELES    NEW YORK    PALO ALTO    SAN DIEGO

SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

MaxLinear, Inc.

                    , 2015

the certificates of representations to be provided to us by MaxLinear, Merger Sub One, Merger Sub Two and Entropic; (iv) that any such statements, representations or warranties made “to the knowledge” or based on the belief or intention of MaxLinear, Merger Sub One, Merger Sub Two and Entropic or similarly qualified are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification; and (v) the Merger will be reported by MaxLinear and Entropic on their respective U.S. federal income tax returns in a manner consistent with the opinion set forth below.

Based upon and subject to the foregoing, we hereby confirm that, subject to the qualifications and limitations described herein and therein, the disclosure contained in the Registration Statement under the caption, “Material U.S. Federal Income Tax Consequences of the Transaction,” constitutes our opinion as to the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined in the Registration Statement).

There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Merger, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion does not address the various state, local or non-U.S. tax consequences that may result from the Merger or the other transactions contemplated by the Agreement and does not address any U.S. federal tax consequences of any transaction other than as set forth above. In addition, no opinion is expressed as to any U.S. federal tax consequences of the Merger or other transactions contemplated by the Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger, including the Proxy Statement-Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,